                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            Stride & Associates, Inc.
-------------------------------------------------------------------------------

             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                  13-3789932
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


          222 Berkeley Street, Suite 1620, Boston, Massachusetts 02116
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of                registration of a class of
securities pursuant to                    securities pursuant to Section 12(g)
Section 12(b) of the Exchange             of the Exchange Act and is
Act and is effective pursuan              effective pursuant to General
to General Instruction A.(c),             Instruction A.(d),
please check the following box. / /       please check the following box. /X/



Securities Act registration statement file number to which this form relates:     333-75301
                                                                                ----------------
                                                                                 (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:



          Title of Each Class                           Name of Each Exchange on Which
          to be so Registered                           Each Class is to be Registered
          ---------------------                          -----------------------------
           Not Applicable
         --------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, Par Value $.01 Per Share
              ---------------------------------------------------
                                (Title of class)

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         INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                           A description of the Common Stock of the registrant is set forth in the information provided under "Description of Capital Stock" in the Prospectus which forms a part of to the Registration Statement on Form S-1 (File No. 333-75301) filed under the Securities Act of 1933 with the Securities and Exchange Commission on March 30, 1999 (the "Registration Statement"), which information is incorporated herein by reference.

Item 2.           EXHIBITS

                           (1) Specimen of the Common Stock certificate (to be incorporated by reference to Exhibit 4.1 to the Registration Statement).

                           (2)   (a)        Form of Third Amended and
                                            Restated Certificate of
                                            Incorporation of Registrant
                                            (incorporated by reference to
                                            Exhibit 3.2 to the Registration
                                            Statement).

                                 (b) Form of Amended and Restated By-laws of Registrant (incorporated by reference to Exhibit 3.4 to the Registration Statement).

                                 (c) Securities Purchase and Redemption Agreement (incorporated by reference to Exhibit 2.1 to the Registration Statement).



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


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              STRIDE & ASSOCIATES, INC.


                                              --------------------------
                                                     (Registrant)


                                              By: /s/ Michael C. Robichaud
                                                 --------------------------
                                                   Michael C. Robichaud
                                                   Chief Executive Officer

Dated: April 2, 1999



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